EXHIBIT 42
PARTIAL RELEASE AND EIGHTH OMNIBUS AMENDMENT TO

AMENDED DOCUMENTS

PARTIAL RELEASE AND EIGHTH OMNIBUS AMENDMENT, dated as of September 17, 2014 (the “Amendment”), to the Amended Documents referred to below by and among NELSON PELTZ and CLAUDIA PELTZ (the “Borrowers”), and BANK OF AMERICA, N.A. (the “Lender”).

WHEREAS, the Borrowers and the Lender are parties to (i) the Fourth Amended and Restated Credit Agreement, dated as of April 23, 2007 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among the Borrowers and the Lender; and (ii) the Amended and Restated Pledge and Security Agreement, dated as of April 23, 2007 (as amended, restated or otherwise modified, the “Borrower Security Agreement” and together with the Credit Agreement, collectively, the “Amended Documents”);

WHEREAS, the Borrowers have requested that the Lender (i) amend certain provisions of the Amended Documents and (ii) release from the Collateral all shares of The Wendy’s Company pledged to the Lender pursuant to the Borrower Security Agreement (the “Released Collateral”), all in accordance with and subject to the terms and conditions set forth herein; and

WHEREAS, the Borrowers and the Lender are willing to amend the Amended Documents to effect such changes and to release the Released Collateral, subject to the other terms and conditions set forth herein.

NOW, THEREFORE, the Borrowers and the Lender hereby agree as follows:

1. Definitions.  All terms used herein which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.

2. Amendments to Credit Agreement.

(a) The definition of “Advance Collateral Value” is amended and restated in its entirety as follows:

“Advance Collateral Value” means, at any time, the sum of (a) the amounts obtained by multiplying the Market Value of each type of property described in Schedule I attached hereto by the Advance Percentage set forth in Schedule I for such type of property, plus (b) in the case of any property constituting Additional Collateral, the Applicable Advance Percentage of the Market Value of such Additional Collateral, in each case of clauses (a) and (b) above (other than with respect to any TWC Shares), to the extent the Collateral Agent has a perfected, first priority security interest in such property securing the Obligations, free and clear of any other Lien; provided, however, that if the Lender determines in its sole discretion that an adverse change has occurred with respect to any Collateral (including, without limitation, the liquidity, volatility, marketability, diversification, the redemption provisions for any investment fund and other characteristics considered by the Lender relevant), the Lender may change the Advance Percentage or the Applicable Advance Percentage that is applicable to such property.”

(b) The definition of “Effective Date Collateral” is amended by deleting the words “Effective Date” appearing therein and replacing them with “Eighth Amendment Effective Date”.

(c) The definition of “Equity Interest” is amended by adding the words “, and profits interests, participations or other equivalent interests in,” to immediately follow the words “membership or other equity interests of” in clause (ii) thereof.

(d) Clause (a) of the definition of “Market Value” are amended and restated in their entirety as follows:

“(a)           If stock, the market value shall be determined by multiplying (i) the per share price of such stock at the most recent close of trading on a trading exchange for such stock, times (ii) the number of shares of such stock held by the Collateral Agent as Collateral (or, in the case of TWC Shares, the number of TWC Shares owned by the Borrowers at such time).  In the event that stock held as Collateral is not traded on an exchange, the Advance Collateral Value of such stock shall be the average quoted value of such stock from two reputable brokerage firms selected by the Lender.  If no such quote is available, the value will be determined by the Lender in its sole discretion.”

(e) The definition of “Permitted Lien” is amended by deleting the word “and” at the end of clause (f) thereof, adding “; and” to the end of clause (g) thereof and adding a new clause (h) as follows:

“(h)           Customary Liens and rights of setoff in favor of banks and securities intermediaries with respect to deposit accounts and securities accounts (and funds and assets held therein) held at such banks and securities intermediaries.”

(f) The definition of “Pledged Shares” is amended and restated in its entirety as follows:

“‘Pledged Shares’ means, collectively, the shares, if any, pledged from time to time to the Collateral Agent pursuant to the Borrower Security Agreement.”

(g) The definition of “Securities Account” is amended and restated in its entirety as follows:

“Securities Account” means any securities account if a Loan Party has granted to the Lender a security interest therein to secure the Obligations.

(h) Section 1.1 is amended by (1) deleting the definitions of “BBA LIBOR Daily Floating Rate”, “Triarc”, “Triarc Collateral” and “Triarc Shares” and (2) adding the following definitions in the appropriate alphabetical order:

“Customary Permitted Liens’ means Permitted Liens described in clause (ii), (vii) or (viii) of the definition of ‘Permitted Liens’.”

‘“Eighth Amendment’ means the Partial Release and Eighth Omnibus Amendment to Credit Agreement, dated as of September 17, 2014, by and among the Lender and the Borrowers.”

‘“Eighth Amendment Effective Date’ means the date when all of the conditions precedent set forth in Section 5 of the Eighth Amendment have been satisfied.”

‘“LIBOR Daily Floating Rate’ means, for any day, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Lender, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Lender from time to time) as determined for each Business Day at approximately 11:00 a.m., London time, two Business Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such month) with a one-month term, as adjusted from time to time in the Lender’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs; provided that to the extent a comparable or successor rate is approved by the Lender in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Lender, such approved rate shall be applied in a manner as otherwise reasonably determined by the Lender.”

“‘TWC’ means The Wendy’s Company (and any successor thereof)”

“‘TWC Shares’ means the 15,452,030 shares of capital stock issued by TWC and described in Schedule I hereto, which were pledged by Nelson Peltz to the Collateral Agent pursuant to the Borrower Security Agreement and which were released from the Collateral upon the Eighth Amendment Effective Date.”

(i) Section 2.1(d)(i) is amended and restated in its entirety as follows:

“(i)  So long as any Revolving Loan or Letter of Credit is outstanding, any L/C Outstandings exist or the Lender shall have any Commitment hereunder, the Borrowers will, unless the Lender shall otherwise consent in writing, maintain a Margin Call Advance Collateral Value in excess of the sum of the unpaid principal balance of the Revolving Loans, the L/C Outstandings and accrued interest and unpaid commitment fees thereon.  If at any time the Lender determines that the aggregate principal amount of the outstanding Revolving Loans, the L/C Outstandings and accrued interest and unpaid commitment fee thereon equals or exceeds an amount equal to the Margin Call Advance Collateral Value, the Borrowers will, upon five (5) days’ written notice from the Lender, either (A) prepay the Revolving Loans by an amount sufficient such that, after such prepayment, the aggregate principal amount of the outstanding Revolving Loans, the L/C Outstandings and accrued interest and unpaid commitment fee thereon does not exceed the amount equal to the Advance Collateral Value of the Collateral and the TWC Shares then owned by the Borrowers, or (B) (x) provide for a grant to the Collateral Agent, as collateral security for the Revolving Loans, the L/C Outstandings and accrued interest and unpaid commitment fee thereon and the other related Obligations in respect thereof, a perfected, first priority security interest in, and lien on, Additional Collateral that is in such amounts and having such market values, liquidity, volatility, marketability and other characteristics as the Lender may in its sole discretion determine to be acceptable and sufficient to cause (after the grant of such additional security interest and any designation of additional TWC Shares pursuant to subclause (y) below), and/or (y) designate in writing to the Collateral Agent additional shares of common stock of TWC owned by the Borrowers to be “TWC Shares” hereunder and deliver such additional shares to the Lender to be held by the Lender in the manner required by Section 5.15(b) as of the date of such designation, in such amount that is sufficient to cause (after such designation and delivery and the grant of any additional security interest pursuant to clause (x) above), the aggregate principal amount of the outstanding Revolving Loans, the L/C Outstandings and accrued interest and unpaid commitment fee thereon not to exceed the amount equal to the sum of (I) the Advance Collateral Value (before giving effect to any Additional Collateral or additional TWC Shares designated pursuant to subclause (B)(y) above), plus (II) the Advance Collateral Value assigned by the Lender (in its sole discretion) to any Additional Collateral provided to the Lender pursuant to subclause (B)(x) above (and in connection with such grant, the Borrowers will execute and deliver such agreements, instruments, legal opinions and other documents as the Lender may reasonably request), plus (III) the Advance Collateral Value of any additional TWC Shares designated pursuant to subclause (B)(y) above.  Without limiting the generality of the foregoing, it is hereby understood and agreed that the Lender shall have no obligation whatsoever to accept any particular property or asset as additional collateral to satisfy any obligation of the Borrowers that may arise under this Section 2.1(d).”

(j) Section 2.1(d)(iii) is amended by deleting the words “the shares of the Triarc Class A Common Stock” and replacing such words with the word “TWC”.

(k) Section 2.1(d)(iv) is amended and restated in its entirety as follows:

“(iv) Promptly upon, and in any event no later than three Business Days after, the sale, transfer or other disposition by the Borrowers of any Collateral or any other property (including, without limitation, any TWC Shares permitted to be sold in accordance with clause (ii) of the second sentence of Section 5.10, but excluding any TWC Shares permitted to be transferred in accordance with clause (i) of the second sentence of Section 5.10) included in the Advance Collateral Value or Margin Call Advance Collateral Value, the Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to 100% of the net cash proceeds received by the Borrowers in connection with such sale, transfer or disposition.  Nothing contained in this subsection (iv) shall permit the Borrowers to sell, transfer or dispose of any property or assets other than in accordance with this Agreement.”

(l) Section 4.2 is amended to delete the word “Triarc” therein and replace it with the word “TWC”.

(m) Section 4.12 is amended by adding the words “and related expenses” to immediately follow the words “for specific investment purposes”.

(n) Section 5.1 is amended by adding the word “reasonably” to the introductory clause thereof to immediately follow the words “in form and detail”.

(o) Section 5.1(a) is amended by: (x) deleting the parenthetical “(which financial statements shall in any event identify all joint or co-owners of any assets)” from paragraph (i) thereof, (y) deleting the parenthetical “(which shall in any event identify all joint or co-owners of any assets)” from paragraph (ii) thereof and (z) deleting paragraph (iii) thereof.

(p) Section 5.1(c) is amended and restated in its entirety as follows:

“(c) as soon as available and in any event within 180 days after the fiscal year end of such Partnership, (i) audited financial statements of Trian and Trian Parallel Fund as at the end of each fiscal year of such Partnership (prepared in accordance with GAAP, provided that the Borrowers shall not be required to deliver the list of Trian’s investments even though such list may be required by GAAP), setting forth:  (A) a statement of assets, liabilities and partners’ capital of such Partnership as of the end of such fiscal year and (B) a statement of changes in partners’ capital for such fiscal year and (ii) an unaudited consolidated balance sheet of each of Trian Fund Management and Trian Partners GP as at the end of each fiscal year of such Partnership and the related income statement, prepared in accordance with GAAP;”

(q) Section 5.1(e) is amended by (x) deleting the words “and delivered directly” from clause (i) thereof and (y) adding the words “in his or her capacity as a limited partner thereof” to the end of clause (ii) thereof.

(r) Section 5.1(i) is amended to delete the letter “(i)” and replace it with the letter “(j)” and to add a new subsection (i) in the appropriate order as follows:

“(i) not later than 10 days after the end of each month, a statement as to each sale of TWC Shares in the immediately preceding month;”

(s) Section 5.3 is amended by adding the word “material” to immediately precede the words “obligations when due”.

(t) Section 5.10 is amended and restated in its entirety as follows:

“Section 5.10  Sale or Transfer of TWC Shares.  Not sell, transfer or otherwise dispose of any TWC Shares, whether or not such securities are pledged hereunder or under any other Loan Document.  The foregoing restrictions shall not apply after the payment in full of all Obligations.  Notwithstanding the first sentence of this Section 5.10, a Borrower may (i) transfer (each transfer referred to in clauses (A), (B) and (C) below, hereinafter referred to as a “Permitted Transfer”) any TWC Shares to (A) a Family Member, (B) any charitable institution, or (C) an estate planning vehicle of a Borrower (each transferee described in clauses (A), (B) and (C) above, hereinafter referred to as a “Permitted Transferee”), or (ii) sell any TWC Shares, so long as, (x) in the case of any sale or transfer specified in either clause (i) or (ii) above, no Event of Default has occurred and is continuing or will result therefrom, and (y) in the case of any sale or transfer specified in clause (ii) above, promptly, and in any event not later than three Business Days after any such sale or transfer, cause the net cash proceeds thereof to be applied to pay the principal amount of any outstanding Loans and accrued interest thereon (and any amounts due under Section 2.10) in accordance with Section 2.1(d)(iv).  If a Borrower engages in a Permitted Transfer or otherwise sells or transfers TWC Shares with the Lender’s written consent, such Borrower will furnish the Lender with a copy of any Form 144 filed in respect of such sale or other transfer.”

(u) Section 5.12 is amended and restated in its entirety as follows:

“Section 5.12  Liens.  Not create, incur or suffer to exist any Lien (other than the Liens in favor of the Collateral Agent under any Loan Document and Customary Permitted Liens) upon or with respect to any of the Collateral or any collateral under the Trian Security Documents.”

(v) Article V is amended by adding the following section at the end thereof:

“Section 5.15 TWC Shares.  (a)  Not create, incur, assume or suffer to exist any Lien (other than any Liens created in favor of the Collateral Agent under any Loan Document and Customary Permitted Liens) upon or with respect to any TWC Shares (of any class or series and regardless of whether restricted) owned by a Borrower.

(b)           Not later than thirty (30) Business Days after the Eighth Amendment Effective Date, take all actions necessary so that all TWC Shares then owned by either Borrower are (x) held at the Lender if in certificated form, or (y) if uncertificated, held in an account in the name of the Borrowers at U.S. Trust on the PACE platform under the custody of the Lender.”

(w) Section 6.1(i) is amended by deleting such subsection in its entirety and replacing it with “[Reserved];”

(x) Section 6.2 is amended by deleting the words “, including, without limitation, the Triarc Collateral” appearing in the proviso thereto.

(y) Section 7.2(a) is amended by adding the word “reasonable” to immediately precede the words “costs and expenses”.

(z) Section 7.7(b)(v) is amended by deleting the words “Triarc Collateral” and replacing such words with “Pledged Shares” in each place where such words appear therein.

(aa) Section 7.11 is amended by amending and restating the provision stating the address for notices to the Lender to read as follows:

“if to the Lender, to it at its address at Bank of America, N.A., 101 North Tryon Street, Charlotte, North Carolina  28255, with copies to Bank of America, N.A., 767 Fifth Avenue, Floor 12A, New York, New York  10153-0083, Attention:  Mr. Richard Fuller, Senior Vice President, Telecopier No. (704) 719-8006, Telephone No. (704) 919-4704, and Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention:  Steven Sherman, Esq., Telecopier No. (646) 848-7786, Telephone No. (212) 848-7786;”

(bb) The Credit Agreement is amended by deleting the words “BBA LIBOR Daily Floating Rate” and replacing such words with “LIBOR Daily Floating Rate” in each place where such words appear therein.

(cc) Schedule I to the Credit Agreement is hereby amended and restated in its entirety as provided in Annex A hereto.

3. Amendments to Borrower Security Agreement.

(a) Section 2(a) of the Borrower Security Agreement is hereby amended and restated in its entirety as follows:  “the shares of stock described from time to time in Schedule I hereto (the ‘Pledged Shares’);”

(b) Section 5(e) of the Borrower Security Agreement is amended by deleting: (i) “and, to the extent applicable, the Registration Rights Agreement,” from the first sentence thereof, (ii) “and the Registration Rights Agreement” from the fourth sentence thereof, and (iii) “or the Registration Rights Agreement” from the fifth sentence thereof.

(c) Section 6(f) of the Borrower Security Agreement is amended and restated in its entirety as follows:

 “(f)  Transfers and Other Restrictions.  No Pledgor will (i) sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or (ii) redeem any Pledged LP Interest or Pledged LLC Interest (including, without limitation, by requesting an in-kind distribution or complete liquidation of such Pledgor's interest in the applicable Partnership) or withdraw the capital account of such Pledgor in any Partnership, except (A) as expressly permitted by Section 7(a) hereof, provided that any Pledgor may, in connection with such Pledgor’s estate planning, transfer any portion of any Equity Interest issued by Trian Partners GP that is owned by such Pledgor to a Family Member or a Family Entity, so long as the perfected, first priority security interest of the Lender (subject only to the Liens granted hereunder and under any Trian Loan Documents) is not adversely affected in any respect and prior to such transfer, such Family Member or Family Entity, as the case may be, (I) is joined as a Pledgor under this Agreement, (II) executes and delivers to the Collateral Agent prior to any such transfer a Guaranty, a joinder to this Agreement, in form and substance reasonably satisfactory to the Lender, and such other agreements, instruments and documents as the Lender may reasonably require, and (III) deliver such approvals, legal opinions and other documents as reasonably requested by the Lender in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by this Agreement, or otherwise to effect the intent that such Family Member or Family Entity shall become bound by all of the terms, covenants, and agreements contained in such Guaranty and this Agreement (it is understood and agreed that such Pledgor shall pay on demand all reasonable legal fees, costs and expenses of the Lender in connection with the foregoing) and (B) for transfers of economic rights in Trian Partners GP to the employees of Trian Fund Management pursuant to the Employee Incentive Arrangement, or to placement agents pursuant to the Placement Agent Incentive Arrangements.”

(d) Section 6(g) of the Borrower Security Agreement is amended by deleting such subsection in its entirety and replacing it with “[Reserved.]”

(e) Section 6(i) of the Borrower Security Agreement is amended and restated in its entirety as follows:

“(i) Lien.  No Pledgor will create, incur or suffer to exist (i) any Lien upon or with respect to any of the Pledged Collateral, except for the security interests created by this Pledge Agreement and the Trian Security Documents, (ii) Customary Permitted Liens or (iii) any contractual restriction on the transferability of any of the Pledged Collateral (including, without limitation, any market standoff or other "lock-up" agreement) other than the restriction in the Loan Documents, the Trian Loan Documents, any Partnership Agreement, the Employee Incentive Arrangement or the Placement Agent Incentive Arrangement, in each case as in effect on the date hereof, which applies only to the Pledgors (and not to any sale or disposition of the Pledged Collateral by the Agent or the Lender).”

(f) Section 6(j) of the Borrower Security Agreement is amended by deleting the words “the Registration Rights Agreement or” from the parenthetical clause appearing therein.

(g) Section 8(f) of the Borrower Security Agreement is amended by deleting the words: (i) “and the Registration Rights Agreement” from clause (i) thereof, (ii) “or the Registration Rights Agreement” from clause (ii) thereof, and (iii) “or the Registration Rights Agreement” from clause (iii) thereof.

(h) Section 11 of the Borrower Security Agreement is amended by amending and restating the provision stating the address for notices to the Lender to read as follows:

“if to the Agent, to it at its address at Bank of America, N.A., 101 North Tryon Street, Charlotte, North Carolina  28255, with copies to Bank of America, N.A., 767 Fifth Avenue, Floor 12A, New York, New York  10153-0083, Attention:  Mr. Richard Fuller, Senior Vice President, Telecopier No. (704) 719-8006, Telephone No. (704) 919-4704, and Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention:  Steven Sherman, Esq.;”

(i) Schedule I to the Borrower Security Agreement is hereby amended and restated in its entirety as provided in Annex B hereto.

(j) Exhibit A to the Borrower Security Agreement is hereby amended and restated in its entirety as provided in Annex C hereto.

4. Representations and Warranties.  Each Borrower hereby represents and warrants to the Lender as follows:

(a) Capacity.  Such Borrower has the legal capacity to execute, deliver and perform this Amendment, and to perform the Amended Documents, as amended, and each other Loan Document to which such Borrower is a party.

(b) No Violation.  The execution, delivery and performance by such Borrower of this Amendment, and the performance of the Amended Documents, as amended hereby, and each other Loan Document to which such Borrower is a party (i) do not and will not violate any Law or any Contractual Obligations binding on or otherwise affecting such Borrower or any of the properties of such Borrower, except for any violation that could not reasonably be expected to have a Material Adverse Effect, and (ii) do not and will not result in the creation or imposition of any Lien upon any of the property (now owned or hereafter acquired) of such Borrower, except Liens created in favor of the Collateral Agent.  The exercise by the Lender of any of its rights and remedies under this Amendment or under the Amended Documents, as amended hereby, will not violate any Contractual Obligation binding on or affecting either Borrower.

(c) Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, and no consent of any other Person, is required for the due execution, delivery and performance by such Borrower of this Amendment, or the performance of the Amended Documents, as amended, or any other Loan Document to which such Borrower is a party.

(d) Enforceability of Loan Documents.  Each of this Amendment and the Amended Documents, as amended hereby, and each other Loan Document to which such Borrower is a party constitutes, and each Loan Document to which such Borrower will be a party, when delivered hereunder, will constitute, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms.

(e) Residence.  The principal residence of each Borrower is XXXXXXXXXXXXXXXXXXXXXXXXXXX.

(f) Representations and Warranties; No Event of Default.  (i) The representations and warranties by such Borrower contained herein, in Article IV of the Credit Agreement, as amended hereby, in each other Loan Document to which such Borrower is a party and in each certificate and other writing delivered to the Lender pursuant hereto or thereto on or prior to the Eighth Amendment Effective Date are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct in all material respects on and as of such earlier date); (ii) no Event of Default or Default shall have occurred and be continuing after giving effect to this Amendment or would result from the effectiveness of this Amendment; and (iii) since the date of the Credit Agreement, no event, condition, action (including any action taken by any Governmental Authority) or change has occurred that could reasonably be expected to have a Material Adverse Change.

5. Conditions to Effectiveness.  This Amendment shall become effective only upon satisfaction in full, in a manner reasonably satisfactory to the Lender, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “Eighth Amendment Effective Date”):

(a) Payment of Fees, Etc.  The Lender shall have received all fees, costs, expenses, taxes and other amounts due and payable to the Lender, including, without limitation, all legal fees, costs and expenses of the Lender in connection with the Credit Agreement, this Amendment and the other related agreements and documents.

(b) Representations and Warranties.  (i) The representations and warranties contained in Section 4 hereof, in Article IV of the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto on or prior to the Eighth Amendment Effective Date are true and correct on and as of the Eighth Amendment Effective Date as though made on and as of the Eighth Amendment Effective Date, except to the extent that any such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty shall be true and correct on and as of such earlier date); (ii) no Event of Default or Default has occurred and is continuing or would result from this Amendment; and (iii) since the date of the Credit Agreement, no material adverse change in the business, financial condition, properties or prospects of any Loan Party has occurred and is continuing on the Eighth Amendment Effective Date, except as previously disclosed in writing to the Lender and consented to in writing by the Lender.

(c) Delivery of Documents.  The Lender shall have received on or before the Eighth Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Lender and, unless indicated otherwise, dated the Eighth Amendment Effective Date:

(i) counterparts of this Amendment, duly executed by the Borrowers;

(ii) an opinion, dated the Eighth Amendment Effective Date, of the law firm Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Loan Parties, in form and substance reasonably acceptable to Lender; and

(iii) such other agreements, instruments, approvals, opinions and other documents as the Lender may reasonably request.

6. Continued Effectiveness; Limited Effect.

(a) Except as otherwise expressly provided herein, the Amended Documents and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the date hereof (i) all references in any Amended Document to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to such Amended Document shall mean such Amended Document as amended by this Amendment, and (ii) all references in the other Loan Documents to which any Borrower is a party to the “Credit Agreement”, the “Borrower Security Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement or the Borrower Security Agreement shall mean the Credit Agreement or the Borrower Security Agreement, as applicable, as amended by this Amendment.

(b) This Amendment (i) shall be effective only in this specific instance and for the specific purposes set forth herein, and (ii) does not allow any other or further departure from the terms of the Credit Agreement, the Borrower Security Agreement or any other Loan Document, which terms shall continue in full force and effect.  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Credit Agreement, under the Borrower Security Agreement, under any other Loan Document or under any other document, nor constitute a waiver of any provision of the Credit Agreement or the Borrower Security Agreement.

7. Partial Release.  Without recourse or representation or warranty of any kind, the Lender hereby releases all of its right, title and interest in, and its lien on and security interest in, the Released Collateral.  Except as expressly set forth herein and subject to the terms hereof with respect to the release of the Lender’s security interest in the Released Collateral, the Lender hereby expressly reserves all of its rights and remedies under the Credit Agreement and the other Loan Documents against the Borrowers.

8. Miscellaneous.

(a) Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(b) Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(d) Costs and Expenses.  The Borrowers jointly and severally agree to pay promptly all reasonable fees, costs and expenses of the Lender (including, without limitation, the reasonable fees and other client charges of Shearman & Sterling LLP) in connection with the Amended Documents, this Amendment and the related agreements, instruments and other documents.

(e) Amendment as Loan Document.  The Borrowers hereby acknowledge and agree that this Amendment constitutes a “Loan Document.”  Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Borrowers under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(f) Waiver of Jury Trial.  EACH OF THE BORROWERS AND THE LENDER EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

/s/ Nelson Peltz
Nelson Peltz

/s/ Claudia Peltz
Claudia Peltz

BANK OF AMERICA, N.A.

By: /s/ Richard Fuller
Richard Fuller

Title: Senior Vice President

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

Sworn to, subscribed, sealed and acknowledged before me, the undersigned authority, on the 16th day of September, 2014 in the state and county aforesaid, by NELSON PELTZ, to me known, who personally appeared before me.

Notary: /s/ Jane A. Singletary
Print Notary’s Name: Jane A. Singletary
[NOTARIAL SEAL]		Notary Public, State of New York
My commission expires: July 19, 2018

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

Sworn to, subscribed, sealed and acknowledged before me, the undersigned authority, on the 16th day of September, 2014 in the state and county aforesaid, by CLAUDIA PELTZ, to me known, who personally appeared before me.

Notary: /s/ Jane A. Singletary
Print Notary’s Name: Jane A. Singletary
[NOTARIAL SEAL]	Notary Public, State of New York
My commission expires: July 19, 2018

[Signature Page to Partial Release and Eighth Omnibus Amendment]

ANNEX A

Schedule I

Advance Percentages and Margin Call Percentages

Property	Advance Percentage	Margin Call Percentage
The Wendy’s Company shares	60%	65%
Trian	55%	60%
Trian Fund Management	00%	00%
Trian Parallel Fund	55%	60%
Trian Partners GP	00%	00%
Works	50%	55%

Pledged Shares
Name of Issuer	Number of Shares	Class	Certificate No.(s)

[Reserved]

TWC Shares
Name of Issuer	Number of Shares	Class	Certificated Y/N	Certificate No.(s)

The Wendy’s Company	15,452,030	common stock, par value $0.10 per share	N	N/A

ANNEX B

SCHEDULE I

TO

PLEDGE AND SECURITY AGREEMENT

PLEDGED COLLATERAL

Schedule I

Partnerships

Name	Jurisdiction of Organization	Date Interest Acquired	Class of Interest
Trian Partners, L.P.	Delaware	November 2, 2005	Limited Partnership Interest
Trian Partners Parallel Fund I, L.P.	Delaware	November 2, 2005	Limited Partnership Interest
Trian Fund Management, L.P.	Delaware	November 2, 2005	Limited Partnership Interest
Trian Partners GP, L.P.	Delaware	January 1996	Limited Partnership Interest

Schedule I (Continued)

Pledged Shares

Name of Issuer	Number of Shares	Class	Certificate No.(s)

[RESERVED]

ANNEX C

EXHIBIT A

TO

PLEDGE AND SECURITY AGREEMENT

S E C U R I T I E S   S T A T E M E N T

a) State the name of the Issuer (the "Issuer") of the securities being pledged to the Agent.

b)
State the title of the class of the securities (the "Shares") issued by the Issuer and the aggregate number of Shares owned of record by the undersigned (which should include both Shares pledged to the Agent and Shares not pledged to the Agent but owned of record by the undersigned).

c)
State the percentage of the class of the Shares that are owned by the undersigned (which should include both Shares pledged to the Agent and Shares not pledged to the Agent but owned by the undersigned).

d)	State the number of shares of the Shares being pledged by the undersigned to the Agent (collectively, the "Pledged Shares").

e)
State the manner in which the undersigned acquired the Pledged Shares and when the undersigned paid for the Pledged Shares in full.  If the undersigned purchased the shares with borrowed money (including any purchase money debt), state the name of each lender, whether the loan was recourse and when such loan was paid in full.

f)
State the date the Pledged Shares were acquired by the undersigned, and describe the transaction or transactions in which the Pledged Shares were acquired (e.g., open market purchase, private purchase, recapitalization, etc.).  In addition, indicate any period during which the undersigned had a short position in, or put or other option to sell, any Shares of the Issuer or other securities convertible into such Shares.

g)	State if there are legends on the certificates representing the Pledged Shares identified in item (d), and if so, describe the legend.

h)	State whether the Pledged Shares identified in item (d) are subject to a valid registration statement, and indicate where such Pledged Shares are traded (e.g., NYSE, AMEX, NASDAQ).

i) State the undersigned's social security or taxpayer identification number.

j) List the undersigned's present and past affiliations with the Issuer.

k)
Describe any contractual restriction on the pledge or sale of the Pledged Shares.  Include any provision in any registration rights agreement, shareholder agreement, lock-up agreement or other similar agreement or document (including, without limitation, any tag-along rights or right of first refusal) that may now or hereafter restrict (through the exercise of any rights by the counterparty to such agreement or otherwise) any pledge or sale of the Pledged Shares.

l)
State the number of Shares (other than the Pledged Shares) owned by (i) any relative or spouse of the undersigned, any relative of such spouse, or members of the undersigned's household, (ii) any trust or estate in which the undersigned or any member of the undersigned's household (or other person specified in clause (i) above) has at least a 10% beneficial interest or serves as trustee or executor, (iii) any corporation or other entity in which the undersigned or any member of the undersigned's household has at least a 10% beneficial interest or (iv) any other person or entity that may be deemed a "beneficial owner" of the Pledged Shares.

m) State the Issuer's name, address and telephone number.

n) State the Issuer's taxpayer identification number and SEC file number.

o)	Attach a true, correct and complete copy of each of the following with respect to such Pledged Shares:

(i)	in the case of Warrants, each Warrant and each Warrant Agreement;

(ii)	each shelf registration statement or other registration statement for the Pledged Shares pledged to the Bank;

(iii)	all Schedule 13D filings by the undersigned in respect of any of the Shares;

(iv)	a copy of each stock certificate evidencing any such Pledged Share (if certificated);

(v)	a copy of each lockup agreement or shareholder agreement affecting any of the Pledged Shares or any agreement or document referred to in item (k) above; and

(vi)	a copy of each registration rights agreement for any Pledged Shares.

[Signature Pages to Follow]

The undersigned represents and warrants to the Agent that the information set forth above is true, complete and accurate as of the date hereof.

______________________________________
Nelson Peltz

______________________________________
Date